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                                                                     Exhibit 4.1

Certificate No. ___.                                                  ____ Units

                            CERTIFICATE OF OWNERSHIP
                     OREGON TRAIL ETHANOL COALITION, L.L.C.
                          A LIMITED LIABILITY COMPANY

        THIS DOCUMENT CERTIFIES THAT: ______________________ has made a capital contribution in OREGON TRAIL ETHANOL COALITION, L.L.C., a Nebraska limited liability company, as reflected on the company's books and records and is vested with an ownership interest in the company consisting of ________ Units (as defined in the company operating agreement.) The stated capital contribution and proportionate ownership interest is subject to change and is reflected in the books and records of the company which are prepared and kept in accordance with the articles of organization and operating agreement as may be in force from time to time.

        RESTRICTIONS:

        The sale, pledge, hypothecation, assignment or transfer of the ownership interest represented by this CERTIFICATE OF OWNERSHIP is subject to the terms and conditions of the operating agreement of Oregon Trail Ethanol Coalition, L.L.C., as amended from time to time. Copies of the operating agreement may be obtained upon written request to the Board of Directors of Oregon Trail Ethanol Coalition, L.L.C.

        IN WITNESS WHEREFORE, the duly authorized officers of this company have hereunto subscribed their names to this CERTIFICATE OF OWNERSHIP this _____ day of ____________, 20____.


        ________________________________                ______________________
        Chairman of the Board                           Secretary

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FOR VALUE RECEIVED, _____________________________ HEREBY SELL, ASSIGN AND
TRANSFER UNTO ________________________________________________ MEMBERSHIP UNITS
REPRESENTED BY THE WITHIN CERTIFICATE, AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT ________________________ ATTORNEY TO TRANSFER SAID MEMBERSHIP UNITS ON THE BOOKS OF THE WITHIN NAMED LIMITED LIABILITY COMPANY WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.


DATED: _____________, 20___       ________________________________
                                        (Member Signature)


                                  ________________________________
                                        (Member Signature)

                                  NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

IN PRESENCE OF:

DATED: _____________, 20___       ________________________________
                                        (Witness Signature)